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                                                                       EXHIBIT 1
                       RESOLUTION ESTABLISHING REGISTRANT
































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EXCERPT FROM:

                        NATIONWIDE LIFE INSURANCE COMPANY
                               BOARD OF DIRECTORS
                       ACTION IN WRITING WITHOUT A MEETING
                                  July 10, 2001

ESTABLISHMENT OF VARIABLE ANNUITY SEPARATE ACCOUNTS
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RESOLVED, that the Company, pursuant to the provisions of Ohio Revised Code
Section 3907.15, hereby establishes two separate accounts, designated Nationwide Variable Account-12 and Nationwide Variable Account-13 (the "Variable Accounts") for the uses and purposes, and subject to the conditions, set forth below:

RESOLVED FURTHER, that the Variable Accounts shall be established for the purpose of providing for the issuance of variable annuity contracts (the "Contracts"), which Contracts provide that part or all of the annuity benefits and cash value will reflect the investment experience of one or more designated underlying securities; and

STATEMENT OF SEPARATE ACCOUNT INVESTMENT POLICIES
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RESOLVED FURTHER, that the fundamental investment policy of the Variable
Accounts shall be to invest or reinvest the assets of the Variable Accounts in securities issued by investment companies registered under the Investment Company Act of 1940, as may be specified in the respective Contracts; and

REGISTRATION OF SEPARATE ACCOUNTS AND CONTRACTS
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RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and directed to take all action they deem necessary and appropriate to: (a) register the Variable Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 and to prepare and file amendments to such registration as they may deem necessary or desirable; and (c) take all other action necessary to comply with: the Investment Company Act of 1940, including the filing of applications for such exemptions from the Investment Company Act of 1940 as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering said Contracts for sale and the operation of the Variable Accounts; and

EXECUTION OF REGISTRATION STATEMENTS
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RESOLVED FURTHER, that the proper officers of the Company, as appointed by a duly executed Power of Attorney, each of them with full power to act without the others, hereby are severally authorized and empowered to execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Accounts and by the Company as sponsor and depositor any required




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Registration Statement and Notice thereof registering the Variable Accounts as investment companies under the Investment Company Act of 1940; and one or more Registration Statements under the Securities Act of 1933, registering the Contracts and any and all amendments to the foregoing on behalf of and as attorneys for the Variable Accounts and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Variable Accounts and the Company; and

QUALIFICATION OF CONTRACTS
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RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized on behalf of the Variable Accounts and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to sell the Contracts and, if necessary, to register or qualify Contracts for offer and sale under the insurance and securities laws of any of the states of the United States of America and in connection therewith to execute, deliver and file all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable in order to maintain such registration or qualification for as long as said officers or counsel deem it to be in the best interests of the Variable Accounts and the Company; and

COMPLIANCE WITH STATE LAWS
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RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized in the names and on behalf of the Variable Accounts and the Company to execute and file irrevocable written consents on the part of the Variable Accounts and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with said registration or qualification of Contracts and appoint the appropriate state official, or such other persons as may be allowed by said insurance or securities laws, agent of the Variable Accounts and of the Company for the purpose of receiving and accepting process; and

SALES AND ADMINISTRATION FUNCTIONS
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RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to establish procedures under which the Company will provide sales and administrative functions with respect to the Contracts issued in connection therewith, including, but not limited to procedures for providing any voting rights required by the federal securities laws for owners of such Contracts with respect to securities owned by the Variable Accounts, adding additional underlying investment series to the Variable Accounts, and permitting conversion or exchange of Contracts values or benefits among the various series; and





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EMPOWERMENT
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RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and empowered to do and perform, or cause to be done and performed, all such acts, deeds and things to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments and certificates in the name of and on behalf of the Company or otherwise as such officers may deem necessary or desirable to effectuate and carry out fully the purpose and intent of the foregoing resolutions.



















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